Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports  relating to the financial statements of Bristol-Myers Squibb Company, and the effectiveness of Bristol-Myers Squibb Company’s internal control over financial reporting dated February 25, 2019, appearing in the Annual Report on Form 10-K of Bristol-Myers Squibb Company for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
November 25, 2019